Exhibit 5.1

eToro Group Ltd.	Email: jkirk@applebyglobal.com
30 Sheshet Hayamin St.
Bnei Brak	Direct Dial: + 1 284 393 5318
Israel 5120261	Tel: +1 284 393 4742

Appleby Ref: 423261.0015/JK/PG

13 May 2025

British Virgin Islands Office Appleby (BVI) Limited Jayla Place Wickhams Cay 1 PO Box 3190 Road Town Tortola British Virgin Islands VG 1110	Dear Sirs or Madams

eToro Group Ltd. (company number 1373068) (Company)

INTRODUCTION

We act as legal counsel in the British Virgin Islands (BVI) to the Company, and this legal opinion as to BVI law is addressed to you in connection with the Company’s filing of a registration statement on Form F-1 and the registration statement on Form F-1/MEF filed on May 13, 2025 (registration number 333 – 286050), including all amendments or supplements thereto (the Registration Statement, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) with the U.S. Securities and Exchange Commission (the Commission) on March 24, 2025 relating to the initial public offering (the Offering) on the Nasdaq Global Select Market (Nasdaq) of the Company’s Class A common shares (the Shares) of no par value per share among other securities.

The opinion is provided as Exhibit Number 5.1 to the Registration Statement and includes our consent as Exhibit Number 23.2 (as included in Exhibit Number 5.1).

OUR REVIEW

For the purposes of giving this opinion we have examined and relied upon the documents listed in Part 1 of Schedule 1 (Documents). We have not examined any other documents, even if they are referred to in the Documents.

In giving this opinion we have relied upon and assume the accuracy and completeness of the Certificate of Incumbency and the Registers (each as defined in Part 1 of Schedule 1), the contents of which we have not verified.

For the purposes of giving this opinion we have carried out the Company Search and the Litigation Search described in Part 2 of Schedule 1.

Appleby (BVI) Limited (the Legal Practice) is a company limited by shares incorporated in the British Virgin Islands. The term “Partner” is a title referring to a director, shareholder or an employee of the Legal Practice. Legal services are supplied by Legal Practitioners admitted to the Roll and authorised to practice in the British Virgin Islands.	Bermuda ■ British Virgin Islands ■ Cayman Islands ■ Guernsey ■ Hong Kong ■ Isle of Man ■ Jersey ■ Mauritius ■ Seychelles ■ Shanghai

We have not made any other enquiries concerning the Company and in particular we have not investigated or verified any matter of fact or opinion (whether set out in any of the Documents or elsewhere) other than as expressly stated in this opinion.

Unless otherwise defined herein, capitalised terms have the meanings assigned to them in Schedule 1.

LIMITATIONS

Our opinion is limited to, and should be construed in accordance with, the laws of the British Virgin Islands at the date of this opinion. We express no opinion on the laws of any other jurisdiction.

This opinion is strictly limited to the matters stated in it and does not extend to, and is not to be extended by implication, to any other matters. We express no opinion on the commercial implications of the Documents or whether they give effect to the commercial intentions of the parties.

This opinion is given solely for the benefit of the addressee(s) in connection with the matters referred to herein and, except with our prior written consent it may not be transmitted or disclosed to or used or relied upon by any other person or be relied upon for any other purpose whatsoever.

CONSENT

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm, as BVI counsel to the Company, in the Registration Statement. In giving this consent we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933, as amended or the Rules and Regulations of the Commission promulgated thereunder.

ASSUMPTIONS AND RESERVATIONS

We give the following opinions on the basis of the assumptions set out in Schedule 2 (Assumptions), which we have not verified, and subject to the reservations set out in Schedule 3 (Reservations).

OPINIONS

1.	Incorporation and Status: The Company is a company incorporated under the BVI Business Companies Act (as amended) (BCA) with limited liability and existing under the laws of the BVI and is a separate legal entity. The Company is in good standing with the Registrar of Corporate Affairs of the BVI (BVI Registrar).

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2.	Authorisation: The Company has taken all necessary corporate action to authorise the issuance of the Shares under the Registration Statement.

3.	Authorised Shares: Based solely on our review of the Existing Articles and the Certificate of Incumbency, the Company is authorised to issue a maximum of 45,885,727 shares with no par value as follows:

3.1	30,000,000 shares;

3.2	15,885,727 Preferred Shares:

(a)	1,738,247 shares of which are designated as Class A Preferred Shares;

(b)	2,878,640 shares of which are designated as Class B Preferred Shares;

(c)	1,771,440 shares of which are designated as Class C Preferred Shares;

(d)	1,710,426 shares of which are designated as Class C-2 Preferred Shares;

(e)	2,479,936 shares of which are designated as Class D Preferred Shares;

(f)	3,648,714 shares of which are designated as Class E Preferred Shares;

(g)	1,658,324 shares of which are designated as Class F Preferred Shares;

3.3	Upon the registration of the Amended and Restated Memorandum and Articles of Association by the Registrar of Corporate Affairs, the Company will be authorised to issue a maximum of 1,000,000,000 shares with no par value as follows:

(a)	850,000,000 common A shares;

(b)	75,000,000 common B shares; and

(c)	75,000,000 preferred shares.

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4.	Issue of Shares: Upon the registration of the Amended and Restated Memorandum and Articles of Association by the Registrar of Corporate Affairs, the Shares to be allotted and issued by the Company will have been duly authorised, and when fully paid, allotted and when issued by the Company in the manner set out in the Registration Statement and in accordance with the Resolutions, will be validly issued, fully paid and non-assessable. The reference in this opinion to Shares being non- assessable shall mean solely that no further sums of money are required to be paid by the holders of such Shares in connection with the issuance thereof.

Yours faithfully,

Jeffrey Kirk
Partner
Appleby (BVI) Limited

Bermuda ■ British Virgin Islands ■ Cayman Islands ■ Guernsey ■ Hong Kong ■ Isle of Man ■ Jersey ■ Mauritius ■ Seychelles ■ Shanghai

SCHEDULE 1

Part 1

The Documents

1.	A scanned copy of the certificate of incorporation of the Company dated 14 December, 2006 together with a certificate of incorporation of change of name dated 23 March, 2011 obtained from the Company Search (Certificate of Incorporation).

2.	A scanned copy of the current memorandum of association and articles of association of the Company adopted on 8 February, 2023 (Existing Articles) and a draft form of amended and restated memorandum of association and articles of association of the Company in the form contemplated in the Resolutions (Amended and Restated Memorandum and Articles of Association) (together the Constitutional Documents).

3.	A scanned copy of the certificate of good standing issued by the BVI Registrar dated 2 May, 2025 in respect of the Company (Certificate of Good Standing).

4.	A scanned copy of the registered agent’s certificate dated 13 May, 2025 issued by the Company’s registered agent in respect of the Company (Registered Agent’s Certificate).

5.	Scanned copies of the written resolutions of all of the directors of the Company dated 21 March, 2025 and 1 May, 2025 (Director Resolutions) and the written resolutions constituting: (i) the requisite majority of the shareholders of the Company pursuant to the Company’s Existing Articles; (ii) the holders of a majority of the Company’s Preferred Shares (voting together as a single and separate class); and (iii) the holders of a majority of the Company’s Class F, Class E, Class D, Class C-2 Preferred Shares and Class C Preferred Shares (voting together as a single class) in writing of the Company dated 1 May, 2025 (Shareholder Resolutions, and together the Resolutions).

6.	A scanned copy of the register of members of the Company certified as a true copy by the registered agent of the Company on 13 May, 2025 (Register of Members).

7.	A scanned copy of the register of directors of the Company certified as a true copy by the registered agent of the Company on 13 May, 2025 (Register of Directors).

8.

A copy of the register of mortgages and charges of the Company certified as a true copy by the registered agent of the Company on 13 May, 2025 (Register of Charges) (together with item 6, 7 and 8 above, the Registers).

9.	A copy of the results of the Litigation Search and the Company Search (as defined in Part 2 of this Schedule).

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Part 2

Searches

1.

The public records of the Company on file and available for inspection at the Registry of Corporate Affairs, Road Town, Tortola, British Virgin Islands, as revealed by a search conducted on 2 May, 2025 and updated on 13 May, 2025 (Company Search).

2.

The records of proceedings on file and available for inspection at the High Court of Justice, Road Town, Tortola, British Virgin Islands, as revealed by a search conducted on 2 May, 2025 and updated on 13 May, 2025 in respect of the Company of each of the Civil Index Book and the Commercial Book, as maintained by the British Virgin Islands’ High Court Registry (Litigation Search).

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SCHEDULE 2

Assumptions

We have assumed:

1.	that

(a)	the originals of all documents examined in connection with this opinion are authentic, accurate and complete; and

(b)	the authenticity, accuracy, completeness and conformity to original documents of all documents submitted to us as copies;

2.	that there has been no change to the information contained in the Certificate of Incorporation, the Constitutional Documents, the Certificate of Incumbency, or the Registers;

3.	that the signatures and seals on all documents and certificates submitted to us as originals or copies of executed originals are genuine and authentic, and the signatures on all such documents are the signatures of the persons authorised to execute such documents;

4.	that where incomplete documents, drafts or signature pages only have been supplied to us for the purposes of issuing this opinion, that the original documents have been duly completed and correspond in all material respects with the last version of the relevant documents examined by us prior to giving our opinion;

5.	the truth, accuracy and completeness of all representations and warranties or statements of fact or law (other than as to the laws of the British Virgin Islands and those matters upon which we have expressly opined) made in the Documents and any correspondence submitted to us;

6.	the accuracy, completeness and currency of the records and filing systems maintained at the public offices where we have searched or enquired or have caused searches or enquiries to be conducted, that such search and enquiry did not fail to disclose any information which had been filed with or delivered to the relevant body but had not been processed at the time when the search was conducted and the enquiries were made, and that the information disclosed by the Litigation Search and Company Search is accurate and complete in all respects and such information has not been materially altered since the date of the Litigation Search and Company Search;

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7.	that the Company is not a land owning company for the purposes of section 242 of the BCA, meaning that neither it nor any of its subsidiaries has an interest in any land in the British Virgin Islands;

8.	that the Company does not carry on any activities which would require it to be licensed under any of the British Virgin Islands financial services legislation in force from time to time;

9.	that

(i)	any meetings at which the Resolutions were passed were duly convened and had a duly constituted quorum present and voting throughout and any Resolutions passed in writing were adopted in accordance with the law and the Constitutional Documents;

(ii)	all interests of the directors on the subject matter of the Resolutions, if any, were declared and disclosed in accordance with the law and Constitutional Documents;

(iii)	the Resolutions have not been revoked, amended or superseded, in whole or in part, and remain in full force and effect at the date of this opinion; and

(iv)	the directors of the Company have concluded that the transactions approved by the Resolutions are bona fide in the best interests of the Company and for a proper purpose of the Company;

10.	that

(i)	the Certificate of Incumbency and the Register of Directors accurately reflects the names of all directors of the Company; and

(ii)	the Certificate of Incumbency and the Register of Members accurately reflects the names of all members of the Company,

as at the dates the Resolutions were passed or adopted, and as at the date hereof; and

11.	that no resolution to voluntarily wind up the Company has been adopted by its members and no event of a type which is specified in the Constitutional Documents as giving rise to the winding up of the Company (if any) has in fact occurred.

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SCHEDULE 3

Reservations

Our opinion is subject to the following:

1.	Good standing: The term good standing as used in this opinion means solely that the Company has received a Certificate of Good Standing from the BVI Registrar because it has paid all fees, annual fees and penalties due and payable under the BCA; has filed with the BVI Registrar in accordance with regulation 25 of the BVI Business Companies Regulations (as amended):

(a)	a copy of its register of directors (or the Company is not yet due to file that register); and

(b)	a declaration in the approved form attesting that the Company has filed with its registered agent the Company’s annual financial return in accordance with section 98A of the BCA (unless exempted from that requirement or the Company is not yet due to file such annual financial return), and the Company is on the Register of Companies. Failure to (a) pay such fees, annual fees or penalties; (b) file with the BVI Registrar a copy of its register of directors that is due; or (c) file with the BVI Registrar such declaration in respect of any annual financial return that is due, would in each case make the Company not in good standing and liable to be struck off the Register of Companies and cease to exist under the laws of the British Virgin Islands if any such default is not remedied before the BVI Registrar publishes a notice of striking off in the British Virgin Islands Gazette.

2.	Annual Financial Returns: As of 1 January 2023, a company shall (unless it falls within an exemption under section 98A of the BCA), in respect of each financial year of the company, file with its registered agent an annual return in prescribed form within nine months after the end of such financial year. The registered agent shall, at the request of the Financial Services Commission or any other competent authority, provide the Commission or such other authority with a copy of the annual return and retain the annual return for a period of at least five years from the date it ceases to act as registered agent of the company. If a company that is not exempted from the requirement to file an annual return with its registered agent fails to do so, the registered agent shall, not later than 30 days after the annual return was due, notify the BVI Registrar in writing of that fact by stating the name of the company, the financial year to which the annual return relates and the last time the company filed its annual return. Failure to file the annual return with its registered agent within the specified period would make a company liable to penalties as prescribed under the BCA and, eventually, liable to be struck off the Register of Companies and cease to exist under the laws of the British Virgin Islands.

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